As filed with the Securities and Exchange Commission on August 2, 2019

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

Under

The Securities Act of 1933

WAITR HOLDINGS INC.

(Exact name of Registrant as specified in its charter)

Delaware	26-3828008
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

844 Ryan Street, Suite 300

Lake Charles, Louisiana 70601

337-534-6881

(Address, including zip code, of Registrant’s principal executive offices)

N/A

(Full title of the plans)

Damon Schramm

Chief Legal Officer

844 Ryan Street, Suite 300

Lake Charles, Louisiana 70601

337-534-6881

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Joel L. Rubinstein

Jonathan P. Rochwarger

Elliott M. Smith

Winston & Strawn LLP

200 Park Avenue

New York, New York 10166

(212) 294-6700

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐	Smaller reporting company	☒

		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered(l)	Proposed Maximum Offering Price Per Share(2)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee(3)
Common stock, par value S0.0001 per share (4)	297,363	$4.60	$1,367,869.80	$165.79

(1)

Pursuant to Rule 416 promulgated under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover any additional shares of the Registrant’s common stock that become issuable by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without receipt of consideration that increases the number of outstanding shares of the Registrant’s common stock.

(2)

Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(h) and Rule 457(c) promulgated under the Securities Act. The offering price per share and the aggregate offering price are based upon the average of the high and low prices of the Registrant’s common stock as reported on The Nasdaq Global Select Market on July 31, 2019.

(3)	Calculated by multiplying the estimated aggregate offering price of the securities being registered by 0.0001212.
(4)

Represents shares of common stock issued in respect of special incentive units issued by BiteSquad.com, LLC (“BiteSquad”) to certain employees of BiteSquad and exchanged for shares of common stock of the Company in connection with the Company’s acquisition of BiteSquad.

EXPLANATORY NOTE

This Registration Statement of Waitr Holdings Inc. (the “Company”) includes a prospectus (the “Reoffer Prospectus”) prepared in accordance with General Instruction C of Form S-8 and in accordance with the requirements of Part I of Form S-3. This Reoffer Prospectus may be used for reofferings and resales of shares of common stock that may be deemed to be “restricted securities” under the Securities Act of 1933, as amended (the “Securities Act”), and the rules and regulations promulgated thereunder that were issued to the selling stockholders identified in the Reoffer Prospectus (the “selling stockholders”). The shares of common stock included in the Reoffer Prospectus were issued to the selling stockholders in respect of special incentive units of BiteSquad.com, LLC (“BiteSquad”) that were issued to the selling stockholders as employees of BiteSquad prior to the acquisition of BiteSquad by the Company. The inclusion of such shares herein does not necessarily represent a present intention to sell any or all such shares of common stock.

PART I

INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

Item 1. Plan Information. *

Item 2. Registration Information and Employee Plan Annual Information. *

*

Information required by Part I of Form S-8 to be contained in the Section 10(a) prospectus is omitted from this Registration Statement in accordance with Rule 428 under the Securities Act and the “Note” to Part I of Form S-8.

REOFFER PROSPECTUS

WAITR HOLDINGS INC.

844 Ryan Street, Suite 300

Lake Charles, Louisiana 70601

337-534-6881

297,363 SHARES OF COMMON STOCK

This prospectus relates to 297,363 shares of common stock, par value $0.0001 per share (“common stock”), of Waitr Holdings Inc. (including its wholly owned subsidiaries unless otherwise indicated or the context otherwise requires, the “Company,” “Waitr,” “we,” “our,” “or” or “us”), a Delaware corporation, that may be offered and resold from time to time by the selling stockholders named in this prospectus (the “selling stockholders”) for their own account. Certain of the selling stockholders are “affiliates” of our company (as defined in Rule 405 under the Securities Act of 1933, as amended (the “Securities Act”)).

The selling stockholders may offer and sell their shares of common stock at various times and in various types of transactions, including sales in the open market, sales in negotiated transactions and sales by a combination of these methods. Shares may be sold at the market price of the common stock at the time of a sale, at prices relating to the market price over a period of time, or at prices negotiated with the buyers of shares. The shares may be sold through underwriters or dealers which the selling stockholders may select. If underwriters or dealers are used to sell the shares, we will name them and describe their compensation in a prospectus supplement. For a description of the various methods by which the selling stockholders may offer and sell their common stock described in this prospectus, see the section entitled “Plan of Distribution” of this prospectus. We will receive no part of the proceeds from sales made under this prospectus. The selling stockholders will bear all sales commissions and similar expenses. Any other expenses incurred by us in connection with the registration and offering of the common stock and not borne by the selling stockholders will be borne by us.

The shares of common stock are “restricted securities” under the Securities Act before their sale under this prospectus. This prospectus has been prepared for the purposes of registering the shares under the Securities Act to allow for future sales by selling stockholders on a continuous or delayed basis to the public without restriction.

Our common stock is traded on The Nasdaq Global Select Market under the symbol “WTRH.” On August 1, 2019, the last reported sale price for our common stock was $4.33 per share.

Our business and an investment in our securities involve a high degree of risk. Before making any investment in our securities, you should read and carefully consider risks described in the “Risk Factors” section beginning on page 5 of this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is August 2, 2019

You should rely only on the information contained in this prospectus. We have not authorized any other person to provide you with information that is different from that contained in this prospectus. If anyone provides you with different or inconsistent information, you should not rely on it. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. The selling stockholders are offering to sell and seeking offers to buy these securities only in jurisdictions where offers and sales are permitted. You should assume that the information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or of any sale of our common stock. Our business, financial condition, results of operations and prospects may have changed since that date. We are not making an offer of any securities in any jurisdiction where the offer is not permitted.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated by reference into this prospectus contain forward-looking statements within the meaning of the federal securities laws. All statements that reflect future plans, estimates, beliefs or expected performance are forward-looking statements. These forward-looking statements include, but are not limited to, information about possible or assumed future results of our business, financial condition, results of operations, liquidity, plans and objectives. In some cases, you can identify forward-looking statements because they are preceded by, followed by or include words such as “may,” “can,” “should,” “will,” “estimate,” “plan,” “project,” “forecast,” “intend,” “expect,” “anticipate,” “believe,” “seek,” “target” or similar expressions.

You should not place undue reliance on these forward-looking statements in deciding whether to invest in our securities. As a result of a number of known and unknown risks and uncertainties, our actual results or performance may be materially different from those expressed or implied by these forward-looking statements. Some factors that could cause actual results to differ include the risks set forth in “Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2018, filed with the SEC on March 15, 2019 (the “Annual Report”), that is incorporated herein by reference.

Our forward-looking statements speak only as of the time that they are made and do not necessarily reflect our outlook at any other point in time, and involve a number of judgments, risks and uncertainties. Accordingly, forward-looking statements should not be relied upon as representing our views as of any subsequent date. We do not undertake any obligation to update forward-looking statements to reflect events or circumstances after the date they were made, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

PROSPECTUS SUMMARY

The following summary highlights information contained elsewhere in this prospectus. This summary is not complete and does not contain all of the information that should be considered before investing in our common stock. Potential investors should read the entire prospectus carefully, including the risks of purchasing our common stock discussed in “Risk Factors.”

All brand names or trademarks appearing in this prospectus are the property of their respective holders. Use or display by us of other parties’ trademarks, trade dress, or products in this prospectus is not intended to, and does not, imply a relationship with, or endorsements or sponsorship of, us by the trademark or trade dress owners.

Overview

We operate an online food ordering and delivery platform powered by our team of delivery drivers. Our business model is the three-sided marketplace (restaurants, drivers and diners), enabled by our purpose-built platform. Our strategy is to bring delivery and carryout infrastructure to underserved populations of restaurants and diners and establish market leadership positions in the markets in which we operate. On January 17, 2019, we acquired Bite Squad, an online food ordering and delivery platform, which also operates a three-sided marketplace, expanding our scale and footprint across the United States to more than 600 cities. At March 31, 2019, we operated in approximately 700 cities and had approximately 24,000 restaurants on the Platforms (as defined below). We have recently experienced rapid growth and scale in terms of the number of restaurants on our Platforms, the number of Active Diners (as defined below) and the number of overall orders on a pro forma basis for the acquisition of Bite Squad.

(1)	As of the end of the specified period.
(2)	Active Diners is defined as the number of diner accounts from which an order has been placed through the Platforms during the past twelve months (as of the end of the specified period).
(3)

Q2 2019 run rate reflects actual orders for the first six months of 2019 presented on an annualized basis. For a list of risk factors that may cause this to differ from actual results, see the risks described in “Risk Factors.”

To achieve this growth and scale, we have grown our diner base while increasing order frequency on a pro forma basis for the acquisition of Bite Squad.

(1)	Reflects the number of orders divided by diners during the specified period.
(2)	Diners in thousands.

Our business has been built with a restaurant-first philosophy by providing a differentiated and brand additive service to the restaurants on our Platforms. We connect diners and restaurants via our website and mobile application (the “Waitr Platform”) and Bite Squad’s website and mobile application (together with the Waitr Platform, the “Platforms”). The Platforms enable local restaurants to increase sales and provide diners with a great experience while providing our drivers with a steady schedule and predictable income. We have designed our offering to help local restaurants grow and succeed with features including deep and seamless integration, full restaurant menus with food photos, trained and uniformed drivers, ongoing local market support and flexible pricing plans. For diners, we optimize the journey from restaurant and food discovery through delivery, while providing superior restaurant selection and a great customer experience. We provide diners easy-to-use, intuitive Platforms that make ordering carryout or delivery simple from any network-connected device. We provide superior selection of restaurants in our markets, resulting in strong consumer interest. With our intuitive interface and professional photos of nearly every menu item, we allow diners to search and discover new local restaurants beyond the “menu drawer” and take the fear out of trying something new. Our simplifying and tech-enabled features, including favorites, swipe and buy, diner profiles, recent orders, group ordering, saved payment tokens and real-time delivery status updates, promote higher order frequency and diner retention.

Our drivers are brand ambassadors for our Company and the primary point of contact with our diners. As a result, we invest significant resources in our drivers, including background checks, in-person interviews, training, uniforms, peer reviews and scheduled working hours. This allows us to better manage a consistent delivery experience for both restaurants and diners and ensures efficient utilization of the driver workforce. At March 31, 2019, we (including Bite Squad) had approximately 15,000 active delivery drivers, or drivers who worked during the last calendar month.

We generate revenue primarily when diners place an order on our Platforms. We recognize revenue from diner orders when orders are delivered. Revenue consists primarily of transaction fees, comprised of fees received from restaurants (determined as a percentage of the total food sales, net of any diner promotions or refunds to diners) and diner fees. We also generate revenue from setup and integration fees collected from certain restaurants to onboard them onto the Platforms and subscription fees from restaurants that opt to pay a monthly fee in lieu of a lump sum setup and integration fee. Additionally, we sell gift cards and recognizes revenue upon gift card redemption. Revenue also includes, to a significantly lesser extent, grocery diner fees (since the launch of this service in select markets in March 2017), and fees for restaurant marketing and data services.

About This Offering

This prospectus relates to the public offering, which is not being underwritten, by the selling stockholders listed in this prospectus, of up to 297,363 shares of our common stock, all of which are currently issued and outstanding. The shares offered by this prospectus may be sold by the selling stockholders from time to time in the open market, through negotiated transactions or otherwise at market prices prevailing at the time of sale or at negotiated prices. We will receive none of the proceeds from the sale of the shares by the selling stockholders. We will bear all expenses of registration incurred in connection with this offering, but all selling and other expenses incurred by the selling stockholders will be borne by them.

Corporate Information

We were originally incorporated on November 19, 2008 as Leucadia Development Corporation and changed our name to Landcadia Holdings, Inc. on September 15, 2015. On November 15, 2018, we consummated a business combination with Waitr Incorporated and related transactions (the “business combination”). In connection with the business combination, we changed our name from “Landcadia Holdings, Inc.” to “Waitr Holdings Inc.” On January 17, 2019, we completed the Bite Squad Merger with Bite Squad.

Our principal executive offices are located at 844 Ryan Street, Suite 300, Lake Charles, Louisiana 70601. Our telephone number is 337-534-6881. Our website is located at www.waitrapp.com. The information contained on, or that may be accessed through, our website is not part of, and is not incorporated into, this prospectus or the registration statement of which it forms a part.

Our common stock is listed on Nasdaq under the symbol “WTRH.”

RISK FACTORS

An investment in our securities involves a high degree of risk. You should carefully consider the risks described under “Risk Factors” in our most recent Annual Report on Form 10-K, or any updates in our Quarterly Reports on Form 10-Q, together with all of the other information appearing in or incorporated by reference into this prospectus before making an investment decision. Our business, prospects, financial condition or operating results could be harmed by any of these risks, as well as other risks not currently known to us or that we currently consider immaterial. The trading price of our securities could decline due to any of these risks, and, as a result, you may lose all or part of your investment.

DETERMINATION OF OFFERING PRICE

The selling stockholders will determine at what price they may sell the offered shares, and such sales may be made at prevailing market prices or at privately negotiated prices. See “Plan of Distribution” below for more information.

USE OF PROCEEDS

The shares of common stock offered hereby are being registered for the account of the selling stockholders named in this prospectus. As a result, all proceeds from the sales of the common stock will go to the selling stockholders and we will not receive any proceeds from the resale of the common stock by the selling stockholders.

SELLING STOCKHOLDERS

The table below sets forth information concerning the resale of the shares of common stock by the selling stockholders. We will not receive any proceeds from the resale of the shares by the selling stockholders.

The table below sets forth, as of August 1, 2019, (i) the name of each person who is offering the resale of shares by this prospectus and their position with us; (ii) the number of shares (and the percentage, if 1% or more) of common stock beneficially owned (as such term is defined in Rule 13d-3 under the Exchange Act of 1934, as amended (the “Exchange Act”)) by each person; (iii) the number of shares that each selling stockholder may offer for sale from time to time pursuant to this prospectus, whether or not such selling stockholder has a present intention to do so; and (iv) the number of shares (and the percentage, if 1% or more) of common stock each person will beneficially own after the offering, assuming they sell all of the shares offered. Unless otherwise indicated, beneficial ownership is direct and the person indicated has sole voting and investment power. Unless otherwise indicated, the address for each selling stockholder listed in the table below is c/o Waitr Holdings Inc., 844 Ryan Street, Suite 300, Lake Charles, Louisiana 70601.

The table below has been prepared based upon the information furnished to us by the selling stockholders as of August 1, 2019, and we have not independently verified this information. The selling stockholders identified below may have sold, transferred or otherwise disposed of some or all of their shares since the date on which the information in the following table is presented in transactions exempt from or not subject to the registration requirements of the Securities Act. Information concerning the selling stockholders may change from time to time and, if necessary, we will amend or supplement this prospectus accordingly. We cannot give an estimate as to the number of shares of common stock that will actually be held by the selling stockholders upon termination of this offering because the selling stockholders may offer some or all of their common stock under the offering contemplated by this prospectus or acquire additional shares of common stock. The total number of shares that may be sold hereunder will not exceed the number of shares offered hereby. Please read the section entitled “Plan of Distribution” in this prospectus.

Selling Stockholder	Position	Shares of Common Stock Beneficially Owned Prior to this Offering (1)	Percentage of Common Stock Beneficially Owned Before Resale (1)	Shares of Common Stock Offered for Resale in this Offering	Shares of Common Stock Beneficially Owned After this Offering (2)	Percentage of Common Stock Beneficially Owned After Resale (1)
Andrew Fraley(3)	Former Director	926,497	1.2%	5,798	920,699	1.2%
Salim Habash(4)	Former Employee	191,411	*	40,722	150,689	*
Kyle Hale	Former Chief Operating Officer	80,205	*	80,205	—	—
Damon Schramm	Chief Legal Officer	61,750	*	60,156	1,594	*
Jeff Yurecko	Chief Financial Officer	55,082	*	41,312	13,770	*
Craig Key	Former Chief Marketing Officer	37,593	*	37,593	—	—
Anthony Young	Former Employee	15,037	*	15,037	—	—
Roland Poulter	Former Employee	7,518	*	7,518	—	—
Ming Huang	Former Employee	6,015	*	6,015	—	—
Venerando Hongo	Former Employee	3,007	*	3,007	—	—

*	Represents beneficial ownership of less than 1%.
(1)

The percentage of beneficial ownership is calculated based on 76,684,094 shares of common stock outstanding as of August 1, 2019. Unless otherwise indicated, we believe that all persons named in the table have sole voting and investment power with respect to all shares of common stock beneficially owned by them.

(2)

Assumes all of the shares of common stock being offered are sold in the offering, that shares of common stock beneficially owned by such selling stockholder but not being offered pursuant to this prospectus (if any) are not sold, and that no additional shares are purchased or otherwise acquired other than pursuant to the options relating to the shares being offered.

(3)

Includes (i) 105,758 shares of common stock owned directly by Mr. Fraley, (2) 139,692 shares of common stock owned by CE HBI I LLC, (3) 633,795 shares of common stock owned by CE HBI VIII LLC, (4) 24,980 shares of common stock owned by CE HBI X LLC and (5) 22,272 shares of common stock owned by CE HBI IX LLC. Andrew Fraley may be deemed a beneficial owner of securities held by CE HBI I LLC, CE HBI VIII LLC, CE HBI X LLC and CE HBI IX LLC. Mr. Fraley disclaims beneficial ownership of such securities except to the extent of his pecuniary interest therein.

(4)

Includes (i) 142,008 shares of common stock owned directly by Mr. Habash and (2) 49,403 shares of common stock owned by ASHA, LLC. Mr. Habash may be deemed a beneficial owner of securities held by ASHA, LLC and Mr. Habash disclaims beneficial ownership of such securities except to the extent of his pecuniary interest therein.

PLAN OF DISTRIBUTION

The shares of common stock covered by this prospectus are being registered by the Company for the account of the selling stockholders. The shares of common stock offered may be sold from time to time directly by or on behalf of each selling stockholder in one or more transactions on The Nasdaq Global Select Market or any other stock exchange on which the common stock may be listed at the time of sale, in privately negotiated transactions, or through a combination of such methods, at market prices prevailing at the time of sale, at prices related to such prevailing market prices, at fixed prices (which may be changed) or at negotiated prices. The selling stockholders may sell shares through one or more agents, brokers or dealers or directly to purchasers. Such brokers or dealers may receive compensation in the form of commissions, discounts or concessions from the selling stockholders and/or purchasers of the shares or both. Such compensation as to a particular broker or dealer may be in excess of customary commissions.

In connection with their sales, a selling stockholder and any participating broker or dealer may be deemed to be “underwriters” within the meaning of the Securities Act, and any commissions they receive and the proceeds of any sale of shares may be deemed to be underwriting discounts and commissions under the Securities Act. We are bearing all costs relating to the registration of the shares of common stock. Any commissions or other fees payable to brokers or dealers in connection with any sale of the shares will be borne by the selling stockholders or other party selling such shares. Sales of the shares must be made by the selling stockholders in compliance with all applicable state and federal securities laws and regulations, including the Securities Act. In addition to any shares sold hereunder, selling stockholders may sell shares of common stock in compliance with Rule 144. There is no assurance that the selling stockholders will sell all or a portion of the common stock offered hereby. The selling stockholders may agree to indemnify any broker, dealer or agent that participates in transactions involving sales of the shares against certain liabilities in connection with the offering of the shares arising under the Securities Act. We have notified the selling stockholders of the need to deliver a copy of this prospectus in connection with any sale of the shares.

The anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of our common stock and activities of the selling stockholders, which may limit the timing of purchases and sales of any of the shares of common stock by the selling stockholders and any other participating person. Regulation M may also restrict the ability of any person engaged in the distribution of the shares of common stock to engage in passive market-making activities with respect to the shares of common stock. Passive market making involves transactions in which a market maker acts as both our underwriter and as a purchaser of our common stock in the secondary market. All of the foregoing may affect the marketability of the shares of common stock and the ability of any person or entity to engage in market-making activities with respect to the shares of common stock.

Once sold under the registration statement of which this prospectus forms a part, the shares of common stock will be freely tradable in the hands of persons other than our affiliates.

LEGAL MATTERS

The validity of the shares of common stock offered pursuant to this prospectus will be passed upon for us by Winston & Strawn LLP, New York, New York.

EXPERTS

The consolidated financial statements of Waitr Holdings Inc. as of December 31, 2018 and 2017, and for each of the three years in the period ended December 31, 2018, incorporated in this prospectus by reference to the Company’s Annual Report on Form 10-K for the year ended December 31, 2018, and the consolidated financial statements of Waitr Incorporated as of December 31, 2017 and 2016, and for each of the three years in the period ended December 31, 2017, included in the Definitive Proxy Statement on Schedule 14A filed with the SEC on November 1, 2018, have been audited by Moss Adams LLP, an independent registered public accounting firm, as stated in their reports which are incorporated herein by reference. Such consolidated financial statements have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

The financial statements of Landcadia as of December 31, 2017 and 2016, and for the years ended December 31, 2017, 2016 and 2015 have been incorporated in this prospectus by reference in reliance upon the report of Marcum LLP, independent registered public accounting firm, incorporated by reference in this prospectus by reference to the Company’s Definitive Proxy Statement on Schedule 14A filed with the SEC on November 1, 2018 and upon the authority of such firm as experts in accounting and auditing.

The financial statements of Bite Squad as of December 31, 2018 and 2017, and for the years ended December 31, 2018 and 2017 incorporated in this prospectus by reference to the Company’s Current Report on Form 8-K filed with the SEC on April 4, 2019 have been audited by RSM US LLP, independent auditor, in reliance upon such report given on the authority of such firm as expert in accounting and auditing.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. This prospectus is part of a registration statement, but does not contain all of the information included in the registration statement or the exhibits. Our SEC filings are also available to the public on the internet at a website maintained by the SEC located at http://www.sec.gov.

THIS PROSPECTUS INCORPORATES DOCUMENTS BY REFERENCE WHICH ARE NOT PRESENTED IN OR DELIVERED WITH THIS PROSPECTUS. YOU SHOULD RELY ONLY ON THE INFORMATION IN THIS PROSPECTUS AND IN THE DOCUMENTS THAT WE HAVE INCORPORATED BY REFERENCE IN THIS PROSPECTUS WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH INFORMATION THAT IS DIFFERENT FROM OR IN ADDITION TO THE INFORMATION CONTAINED IN THIS PROSPECTUS AND IN THE DOCUMENTS THAT WE HAVE INCORPORATED BY REFERENCE IN THIS PROSPECTUS. WE TAKE NO RESPONSIBILITY FOR, AND CAN PROVIDE NO ASSURANCE AS TO THE RELIABILITY OF ANY OTHER INFORMATION THAT OTHERS MAY GIVE YOU.

We incorporate information into this prospectus by reference, which means that we disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus, except to the extent superseded by information contained in this prospectus or by information contained in documents filed with the SEC after the date of this prospectus. This prospectus incorporates by reference the documents set forth below that have been previously filed with the SEC (File No. 001-37788); provided, however, that, except as noted below, we are not incorporating any documents or information deemed to have been furnished rather than filed in accordance with SEC rules. These documents contain important information about us and our financial condition.

•	the Annual Report ;

•	our Quarterly Reports on Form 10-Q, for the fiscal quarter ended March 31, 2019, filed with the SEC on May 10, 2019;

•

our Current Reports on Form 8-K filed with the SEC on January 18, 2019, January 25, 2019, February  11, 2019, February 25, 2019, April 4, 2019 (including Item 7.01 thereof and Exhibits 99.1, 99.2 and 99.3 thereto), April 24, 2019, April 26, 2019, May  21, 2019, May 24, 2019, June 6, 2019 and June 13, 2019;

•

our Definitive Proxy Statement on Schedule 14A with respect to the business combination filed with the SEC on November 1, 2018 (other than those portions of such Proxy Statement not deemed to be “filed” with the SEC);

•	the information specifically incorporated by reference into the Annual Report from our Definitive Proxy Statement of Schedule 14A filed with the SEC on April 26, 2019; and

•

the description of our shares of common stock and warrants contained in our Registration Statement on Form 8-A, as filed with the SEC on May  24, 2016 and amended on November 19, 2018, including any amendment or report filed for the purpose of updating such description.

All documents subsequently filed by us pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, other than current reports furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits furnished on such form that relate to such items, prior to the filing of a post-effective amendment to the registration statement of which this prospectus forms a part that indicates that all of the shares of common stock offered have been sold or which deregisters all of such shares then remaining unsold, shall be deemed to be incorporated by reference in this prospectus and to be a part hereof from the date of the filing of such documents.

For purposes of this prospectus, any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

We will provide without charge upon written or oral request to each person, including any beneficial owner, to whom a prospectus is delivered, a copy of any and all of the documents which are incorporated by reference in this prospectus but not delivered with this prospectus (other than exhibits unless such exhibits are specifically incorporated by reference in such documents). You may request a copy of these documents by writing or telephoning us at:

Waitr Holdings Inc.

844 Ryan Street, Suite 300

Lake Charles, Louisiana 70601

337-534-6881

WAITR HOLDINGS INC.

REOFFER PROSPECTUS

297,363 SHARES OF COMMON STOCK

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The following documents have been filed by us with the U.S. Securities and Exchange Commission (the “SEC”) and are incorporated herein by reference:

•	our Annual Report on Form 10-K for the fiscal year ended December 31, 2018, filed with the SEC on March 15, 2019 (the “Annual Report”);

•	our Quarterly Reports on Form 10-Q, for the fiscal quarter ended March 31, 2019, filed with the SEC on May 10, 2019;

•

our Current Reports on Form 8-K filed with the SEC on January 18, 2019, January 25, 2019, February  11, 2019, February 25, 2019, April 4, 2019 (including Item 7.01 thereof and Exhibits 99.1, 99.2 and 99.3 thereto), April 24, 2019, April 26, 2019, May  21, 2019, May 24, 2019, June 6, 2019 and June 13, 2019;

•

our Definitive Proxy Statement on Schedule 14A with respect to the business combination filed with the SEC on November 1, 2018 (other than those portions of such Proxy Statement not deemed to be “filed” with the SEC);

•	the information specifically incorporated by reference into the Annual Report from our Definitive Proxy Statement of Schedule 14A filed with the SEC on April 26, 2019; and

•

the description of our shares of common stock and warrants contained in our Registration Statement on Form 8-A, as filed with the SEC on May  24, 2016 and amended on November 19, 2018, including any amendment or report filed for the purpose of updating such description.

All documents subsequently filed by us pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), other than current reports furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits furnished on such form that relate to such items, prior to the filing of a post-effective amendment to this Registration Statement which indicates that all of the shares of common stock offered have been sold or which deregisters all of such shares then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of the filing of such documents.

For purposes of this Registration Statement, any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4. Description of Securities.

Not applicable.

Item 5. Interests of Named Experts and Counsel.

Not applicable.

Item 6. Indemnification of Directors and Officers.

Section 145 of the Delaware General Corporation Law (the “DGCL”) provides that a corporation may indemnify directors and officers as well as other employees and individuals against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with any threatened, pending or completed actions, suits or proceedings in which such person is made a party by reason of such person being or having been a director, officer, employee or agent of the Registrant. The DGCL provides that Section 145 is not exclusive of other rights to which those seeking indemnification may be entitled under any bylaws, agreement, vote of stockholders or disinterested directors or otherwise. The Registrant’s Certificate of Incorporation and Bylaws provide for indemnification by the Registrant of its directors and officers to the fullest extent permitted by the DGCL.

Section 102(b)(7) of the DGCL permits a corporation to provide in its Certificate of Incorporation that a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (1) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (2) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (3) for unlawful payments of dividends or unlawful stock repurchases, redemptions or other distributions or (4) for any transaction from which the director derived an improper personal benefit. The Registrant’s Certificate of Incorporation provides for such limitation of liability to the fullest extent permitted by the DGCL.

The Registrant expects to enter into indemnification agreements with each of its directors and executive officers to provide contractual indemnification in addition to the indemnification provided in our Certificate of Incorporation. Each indemnification agreement provides for indemnification and advancements by the Registrant of certain expenses and costs relating to claims, suits or proceedings arising from his or her service to the Registrant or, at our request, service to other entities, as officers or directors to the maximum extent permitted by applicable law. We believe that these provisions and agreements are necessary to attract qualified directors.

The Registrant also maintains standard policies of insurance under which coverage is provided (1) to its directors and officers against loss arising from claims made by reason of breach of duty or other wrongful act, while acting in their capacity as directors and officers of the Registrant, and (2) to the Registrant with respect to payments which may be made by the Registrant to such officers and directors pursuant to any indemnification provision contained in the Registrant’s Certificate of Incorporation and Bylaws or otherwise as a matter of law.

Item 7. Exemption from Registration Claimed.

Not Applicable.

Item 8. Exhibits.

Exhibit Number	Exhibit Title

4.1	Third Amended and Restated Certificate of Incorporation (incorporated by reference to Exhibit 3.1 of the Form 8-A/A (File No. 001-37788) filed by the Registrant on November 19, 2018).

4.2	Amended and Restated Bylaws (incorporated by reference to Exhibit 3.2 of the Form 8-A/A (File No. 001-37788) filed by the Company on November 19, 2018).

4.3	Specimen Common Stock Certificate (incorporated by reference to Exhibit 4.1 of the Form 8-A/A (File No. 001-37788) filed by the Registrant on November 19, 2018).

4.4	Form of Warrant (incorporated by reference to Exhibit 4.3 of the Form 8-A/A (File No. 001-37788) filed by the Registrant on November 19. 2018

4.5	Waitr Holdings Inc. 2018 Omnibus Incentive Plan (incorporated by reference to Exhibit 10.21 of the Current Report on Form 8-K (File No. 001-37788) filed by the Registrant on November 21, 2018).

5.1*	Opinion of Winston & Strawn LLP

23.1*	Consent of Marcum LLP

23.2*	Consent of Moss Adams LLP

23.3*	Consent of RSM US LLP

23.4*	Consent of Winston & Strawn LLP (included in Exhibit 5.1 to the Registration Statement)

24.1*	Powers of Attorney (included on the signature page of the Registration Statement

*	Filed herewith.

Item 9. Undertakings.

1.	The undersigned Registrant hereby undertakes:

(a)	To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement.

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

Provided, however, that paragraphs (a)(i) and (a)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference herein.

(b)

That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

2.

The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Lake Charles, State of Louisiana, on August 2, 2019.

WAITR HOLDINGS INC

By:	/s/ Christopher Meaux
Name: Christopher Meaux
Title: Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Christopher Meaux and Damon Schramm, or each of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement on Form S-8, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission (the “SEC”), and generally to do all such things in their names and behalf in their capacities as officers and directors to enable the registrant to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the SEC, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitutes or substitute, may lawfully do or cause to be done by virtue hereof

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities indicated.

Signature	Capacity in Which Signed	Date

/s/ Christopher Meaux Christopher Meaux	Chief Executive Officer and Chairman(Principal Executive Officer)	August 2, 2019

/s/ Jeff Yurecko Jeff Yurecko	Chief Financial Officer (Principal Financial Officer)	August 2, 2019

/s/ Karl Meche Karl Meche	Chief Accounting Officer (Principal Accounting Officer)	August 2, 2019

/s/ Sue Collyns Sue Collyns	Director	August 2, 2019

/s/ Tillman J. Ferrtitta Tillman J. Ferrtitta	Director	August 2, 2019

/s/ Scott Fletcher Scott Fletcher	Director	August 2, 2019

/s/ Jonathan Green Jonathan Green	Director	August 2, 2019

/s/ Pouyan Salehi Pouyan Salehi	Director	August 2, 2019

/s/ Steven L. Scheinthal Steven L. Scheinthal	Director	August 2, 2019

/s/ William Gray Stream William Gray Stream	Director	August 2, 2019

II-4